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                                                                   EXHIBIT 19(E)

                       STOCK PLEDGE AND SECURITY AGREEMENT

THIS STOCK PLEDGE AND SECURITY AGREEMENT (this "Agreement") is executed as of March 25, 2005 is between. LaSalle UAI Holdings, LLC, a Delaware Limited Liability Company, having a mailing address of 55 East Erie, #2905, Chicago, IL 60011 ("Debtor") and Venture Equities Management, Inc., having a mailing address of Attn: Eric Xu, 88 Airport Road, Elgin, IL 60123 ( "Secured Party").

                                    RECITALS:

      WHEREAS, Debtor and Secured Party are parties to that certain Stock Purchase Agreement dated of even date herewith, pursuant to which Secured Party sold to Debtor certain chares of stock in Universal Automotive Industries, Inc., as from time to time amended (collectively, the "Stock Purchase Agreement")

      WHEREAS, in order to finance Debtor's acquisition pursuant to the Stock Purchase Agreement, Secured Party has made a loan to Debtor in the amount of $884,701.66, pursuant to that certain Non-Recourse Promissory Note (together with any amendments, modifications and/or restatements thereof, the "Note") dated the date hereof, in like amount, executed by Debtor and payable to Secured Party, and bearing interest at the rate of Eight (8%) percent per annum;

      NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Borrower or the Debtor under or in connection with the Note or otherwise, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. When used herein, the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

            Class A Shares means 201,438 shares of the issued and outstanding Series A preferred stock of Issuer, $0.01 par value per share, registered in the name of Debtor, being all of the issued and outstanding shares of Series A preferred stock of Issuer, represented by certificate number PA-2.

            Collateral is defined in Section 2.

            Default means the occurrence of any of the following events: (a) failure of Debtor to make any payment on the Note when due; (b) any warranty of the Debtor herein or in the Stock Purchase Agreement is untrue or misleading; or (c) Debtor has defaulted in the observance or performance of any covenant or obligation contained in the Stock Purchase Agreement, the Note or this Agreement.

            Issuer means Universal Automotive Industries, Inc. a Delaware corporation.

            Liabilities means all obligations (monetary or otherwise) of the Debtor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in

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      connection with the Note, the Stock Purchase Agreement, this Agreement, or any document or instrument executed in connection with any of the foregoing.

            Note has the meaning given to it in the Recitals.

            Stock Purchase Agreement has the meaning given to it in the Recitals.

            Underlying Common Stock means the shares of common stock, par value $0.01 per share, issuable on exercise of the conversion rights of the Class A Shares, including any common stock or other securities issued with respect to the Underlying Common Stock by reason of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion, preemptive right or otherwise.

      2. Pledge. As security for the payment of all Liabilities, the Debtor hereby pledges to the Secured Party, and grants to the Secured Party a continuing security interest in, all of the following:

      A. The Class A Shares and the Underlying Common Stock together with any additional securities now or hereafter acquired as a result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion, preemptive right or otherwise, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Class A Shares, Underlying Common Stock or other securities.

      B. All additional shares of stock of the Issuer at any time and from time to time acquired by the Debtor in any manner, all of the certificates representing such additional shares, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange or conversion for any or all of such shares;

      C. All other property hereafter delivered to the Debtor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

      D. All products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the "Collateral".

      The Debtor agrees to deliver to the Secured Party, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), any Collateral which may at any time or from time to time come into the possession or control of the Debtor; and prior to the delivery thereof to the Secured Party, such Collateral shall be held by the Debtor separate and apart from its other property and in express trust for the Secured Party.

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      3. Warranties; Further Assurances. The Debtor warrants to the Secured
Party that: (a) the Debtor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of the Collateral free and clear of all liens, security interests and encumbrances of every description whatsoever other than the security interest created hereunder;
(b) the pledge and delivery of the Collateral pursuant to this Agreement will create a valid perfected security interest in the Collateral in favor of the Secured Party; (c) The Class A Shares are duly authorized, validly issued, fully paid and non-assessable; (d) the Class A Shares represent one hundred (100%) percent of the total Class A shares of capital stock issued and outstanding of the Issuer; and (e) the Debtor is a limited liability company formed under the laws of the State of Delaware.

      So long as any of the Liabilities shall be outstanding or any commitment shall exist on the part of the Secured Party with respect to the creation of any Liabilities, the Debtor (i) shall not, without the express prior written consent of the Secured Party, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of the Issuer which is pledged hereunder, or otherwise diminish or impair any of its rights in, to or under any of the Collateral; (ii) shall execute and/or permit Secured Party to execute and/or file such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices reasonably deemed necessary or appropriate by the Secured Party) and do such other acts and things, all as the Secured Party may from time to time reasonably request, to establish and maintain a valid, perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Liabilities; (iii) will execute and deliver to the Secured Party such stock powers and similar documents relating to the Collateral, satisfactory in form and substance to the Secured Party, as the Secured Party may reasonably request; and (iv) will furnish the Secured Party such information concerning the Collateral as the Secured Party may from time to time reasonably request, and will permit the Secured Party or any designee of the Secured Party, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of a Default), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Debtor which pertain to the Collateral, and will, upon request of the Secured Party at any time when a Default has occurred and is continuing, deliver to the Secured Party all of such records and papers.

      4. Holding in Name of Secured Party, etc. The Secured Party may from time to time after the occurrence and during the continuance of a Default, without notice to the Debtor, take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of the Secured Party or any nominee or sub-agent for the Secured Party, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-lenders or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the Debtor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

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      5. Voting Rights, Dividends, etc.

      (a) Notwithstanding certain provisions of Section 4 hereof, so long as the Secured Party has not given the notice referred to in paragraph (b) below:

      A. The Debtor shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase, or subscription rights (but any such exercise by the Debtor of stock purchase or subscription rights may be made only from funds of the Debtor not comprising part of the Collateral) relating or pertaining to the Collateral or any part thereof for any purpose; provided that the Debtor agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the value of the Collateral or any part thereof; provided, further, that the rights granted hereunder shall not include the right to convert the Class A Shares to Underlying Common Stock, without the prior written consent of Secured Party.

      B. All dividends and distributions in respect of the Collateral or any part thereof, whether in cash or in stock, resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase, conversion or subscription right, shall be and become part of the Collateral hereunder and, if received by the Debtor, shall be forthwith delivered to the Secured Party in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

      C. The Secured Party shall execute and deliver, or cause to be executed and delivered, to the Debtor all such proxies, powers of attorney, dividend orders and other instruments as the Debtor may request for the purpose of enabling the Debtor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above.

      (b) Upon notice from the Secured Party during the existence of a Default, and so long as the same shall be continuing, all rights and powers which the Debtor is entitled to exercise pursuant to Section 5(a)(A) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Secured Party which shall have, during the continuance of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends. Any and all money and other property paid over to or received by the Secured Party pursuant to this paragraph (b) shall be retained by the Secured Party as additional Collateral hereunder and applied in accordance with the provisions hereof.

      6. Remedies. Whenever a Default shall exist, the Secured Party may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in Illinois or otherwise available to it. Without limiting the foregoing, whenever a Default shall exist the Secured Party
(a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral, free of all rights and claims of the Debtor therein and thereto, at any public or private sale or brokers' board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the Debtor, to execute

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endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. The Debtor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Secured Party of any of its rights and remedies during the continuance of a Default. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten
(10) days before such disposition. Any proceeds of any of the Collateral may be applied by the Secured Party to the payment of expenses in connection with the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Secured Party toward the payment of such of the Liabilities, and in such order of application, as the Secured Party may from time to time elect (and, after payment in full of all Liabilities, any excess shall be delivered to the Debtor or as a court of competent jurisdiction shall direct).

      The Secured Party is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and the Debtor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Secured Party shall not be liable or accountable to the Debtor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

      7. General. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Debtor shall request in writing, but failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Secured Party to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by the Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

      No delay on the part of the Secured Party in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Secured Party, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      All obligations of the Debtor and all rights, powers and remedies of the Secured Party expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

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      This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be fully performed in such State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      This Agreement shall be binding upon the Debtor and the Secured Party and their respective successors and assigns, and shall inure to the benefit of the Debtor and the Secured Party and the successors and assigns of the Secured Party.

      This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement.

      THE DEBTOR AND THE SECURED PARTY AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      EACH OF THE DEBTOR AND THE SECURED PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

                                   DEBTOR

                                   LASALLE UAI HOLDINGS, LLC
                                   BY: LASALLE INVESTMENTS, INC., ITS MANAGER

                                           BY: /s/ Robert Geras
                                               ---------------------------
                                               ITS: President

                                   SECURED PARTY

                                   VENTURE EQUITIES MANAGEMENT, INC.

                                   By: /s/ Zemin Xu
                                       -------------------------------
                                       Title: Vice President

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